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                                                                    EXHIBIT 21.1

SUBSIDIARIES                                                          PLACE OF INCORPORATION
------------                                                          ----------------------
Monarch Pharmaceuticals, Inc.                                         Tennessee

Parkedale Pharmaceuticals, Inc.                                       Michigan

King Pharmaceuticals Research and Development, Inc.                   Delaware

Jones Pharma Incorporated                                             Delaware

King Pharmaceuticals of Nevada, Inc.                                  Nevada

Meridian Medical Technologies, Inc.                                   Delaware

Monarch Pharmaceuticals Ireland Limited                               Republic of Ireland